UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2017

GALAXY GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6767 Spencer Street

Las Vegas, Nevada 89119

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4815-8869-2048

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 1.01	Entry into a Material Definitive Agreement
Item 5.01	Changes in Control of Registrant.
Item 8.01	Other Events.

Gaming Commission Approval

On September 21, 2017, Galaxy Gaming, Inc., a Nevada corporation (the “Company”) announced that the Nevada Gaming Commission (the “NGC”) approved the Company for licensure as a manufacturer and distributor of gaming products.

Voting and Dispositive Control Transfer Agreements

Following the aforementioned NGC approval on September 21, 2017, the Company’s licensure as a manufacturer and distributor of gaming products was issued by the Nevada Gaming Control Board (the “NGCB”) on September 22, 2017, which approval triggered the effectiveness of five Voting and Dispositive Control Transfer Agreements (the “VDC Agreements”), which together served to transfer voting and dispositive control of certain shares owned of record by Triangulum Partners, LLC, a New Mexico limited liability company (“Triangulum”) to named recipients (each a “Recipient” and collectively, the “Recipients”).

The Company and the Recipients (named below) entered into the VDC Agreements on August 18, 2017, but by their terms, the VDC Agreements only took effect on the date on which the NGCB issued the Company a license as a manufacturer and distributor of gaming products (September 22, 2017).

The VDC Agreements were made and entered into by and between Triangulum, a limited liability company of which the managing member is Robert Saucier, and each of the Recipients. Mr. Saucier formerly served as the Chief Executive Officer and interim Chief Financial Officer of the Company.  Prior to the VDC Agreements, Triangulum owned and controlled shares equal to approximately 60.12% of the Company’s total issued and outstanding common stock.

The Recipients of the voting and dispositive control of the shares under the VDC Agreements are as follows:

Name	Number of Shares	Percentage of Total Outstanding*
Mark Lipparelli	1,269,161 shares	3.22%
Bryan Waters	1,269,161 shares	3.22%
Norm DesRosiers	1,269,161 shares	3.22%
William Zender	1,269,161 shares	3.22%
John Connelly	1,269,161 shares	3.22%
TOTAL	6,345,805 shares	16.12%

* The percentages listed in the table are based on 39,365,591 total outstanding shares.

Messrs. Lipparelli, Waters, DesRosiers and Zender are members of the Company’s board of directors.  The stated terms (the “Term”) of the VDC Agreements are while Mr. Saucier’s application for licensure and approvals with the NGC are pending.  During the Term of the VDC Agreements, Triangulum granted an irrevocable proxy to each of the Recipients to vote the shares of the Company’s common stock covered by the VDC Agreements, and conveyed to each Recipient the right to “Transfer” the shares, defined as a “sale, transfer, tender, assignment, encumbrance, gift, pledge, hedge, swap, or other disposition, directly or indirectly” of the shares or any right or interest therein.

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Upon the expiration of the Term of the VDC Agreements, the control rights, including the proxy and right to Transfer the shares will revert and return to Triangulum, and each Recipient will have no further right or ability to exercise any control rights with respect to the shares covered by each VDC Agreement.

This summary disclosure does not purport to list all of the provisions of the VDC Agreements, and is qualified in its entirety by the actual terms of the VDC Agreements, a copy of a form of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Change of Control

Pursuant to the VDC Agreements, Triangulum transferred voting and dispositive control over certain shares of the Company’s common stock to the Recipients, such that upon the effectiveness of the VDC Agreements, Triangulum no longer owned a majority of the outstanding shares of the Company’s common stock, resulting in a change in control of the Company.

During the effective Term of the VDC Agreements, there appears to be no one person or entity that owns or controls a majority of the Company’s outstanding common stock.

As noted above, upon the termination of the Term of the VDC Agreements, the voting and dispositive control rights will revert to Triangulum, which management anticipates will result in Triangulum’s regaining control over the Company.

Press Release

On September 27, 2017, the Company issued a press release announcing the decision of the NGC.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

ExhibitDescription

99.1Form of Voting and Dispositive Control Agreement

99.2Press release dated September 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer

Dated:  September 27, 2017

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